Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Manchester United plc of our report dated September 20, 2021 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Manchester United plc's Annual Report on Form 20-F for the year ended June 30, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Manchester, United Kingdom
September 27, 2021